Exhibit 10.56

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AGREEMENT

(OUTSIDE DIRECTORS)

1.     Grant of Restricted Share Units.  Seagate Technology Public Limited Company, a public company incorporated under the laws of the Republic of Ireland with limited liability (the “Company”), hereby grants to you (the Participant named in Section 2 below) the number of Restricted Share Units set forth in Section 2 below subject to the terms and conditions of the Seagate Technology Public Limited Company 2012 Equity Incentive Plan, as may be amended from time to time and including any exhibits thereto (the “Plan”) and this Restricted Share Unit Agreement, including any exhibits hereto (the “Agreement”) (collectively, the “Award”).  In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern.  Unless otherwise defined in this Agreement, any capitalized term used in this Agreement shall have the meaning assigned to such term in the Plan.

2.     Award Terms.  Subject to further detail included in this Agreement, the key terms related to the Award are as follows:

(a)   Participant.

(b)   Global ID Number.

(c)   Date of Grant.

(d)   Grant Number.

(e)   Number of Restricted Share Units.

(f)    Vesting Schedule.  Subject to the terms of the Agreement, including but not limited to Section 3 hereof, and your Continuous Service on the Board, the Award shall vest in full on the earlier of: (i) the first anniversary of the Date of Grant and (ii) one day prior to the next election of Directors following the Date of Grant.

3.     Vesting and Settlement.

(a)           Subject to Sections 3(b), 3(c) and 3(d) below, the Restricted Share Units will vest as provided in Section 2 above.

(b)           In the event of your termination of Continuous Service on account of your death, a pro-rata portion of the Restricted Share Units shall vest, based upon the number of days between the Date of Grant and the date of such termination.

(c)           In the event of a Change of Control, the Restricted Share Units shall vest immediately prior to the consummation of the Change of Control, so long as your termination of Continuous Service has not previously occurred.

(d)           In the event of your termination of Continuous Service for any other reason, you shall forfeit any and all Restricted Share Units that have not vested as of the date of such termination.

(e)           Upon the vesting of any Restricted Share Units, as promptly as is reasonably practicable (but in any event no later than March 15 of the calendar year following the calendar year of vesting), Shares (which shall be fully paid up at the Date of Grant) shall be issued to you, and the Company shall deliver to you appropriate documentation evidencing the number of Shares issued in settlement of such vested Restricted Share Units.  However, the settlement of the Restricted Share Units shall be conditioned upon your making adequate provision for Tax-Related Items, as discussed in Section 7 below.

4.     Compliance with Law.  Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from such registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon vesting of the Restricted Share Units prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign law or under rulings or regulations of the U.S. Securities and Exchange Commission or of any other governmental regulatory body, or prior to the obtaining of any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.

5.     Shareholder Rights.  You shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of the Shares subject to the Restricted Share Units unless and until such Shares have been issued by the Company to you.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 12 of the Plan.

6.     Transferability.  The Restricted Share Units may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by you other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

7.     Responsibility for Taxes.

(a)   Regardless of any action the Company takes with respect to any or all income tax, social insurance, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount, if any, withheld by the Company.  You further acknowledge that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Restricted Share Units, the issuance of Shares, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  Further, if you are subject to Tax-Related Items in more than one jurisdiction (or have become subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable), you acknowledge that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)   Your acceptance of this Agreement constitutes your instruction and authorization to the brokerage firm designated by the Company for such purpose to sell on your behalf the number of whole Shares from those Shares issuable to you upon settlement of the Restricted Share Units as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy any applicable withholding obligation for Tax-Related Items.  Such Shares will be sold on the day the Tax-Related Items are determined or as soon thereafter as practicable.  You will be responsible for all brokers’ fees and other costs of sale, which fees and costs may be deducted from the proceeds of the foregoing sale of Shares, and you agree to indemnify and hold the Company and any brokerage firm selling such Shares harmless from any losses, costs, damages, or expenses relating to any such sale.  To the extent the proceeds of such sale exceed your Tax-Related Items, such excess cash will be deposited into the securities account established with the brokerage firm for the settlement of your Restricted Share Units.  You acknowledge that the broker or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy your Tax-Related Items.

(c)   To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.

(d)   The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares unless and until you have complied with your obligations related to the Tax-Related Items described in this Section 7.

8.     Nature of the Award.  In accepting the Award, you acknowledge, understand and agree that:

(a)   the Plan is established voluntarily by the Company, it is discretionary in nature and it may be amended, suspended or terminated by the Company at any time;

(b)   the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Share Units, or benefits in lieu of Restricted Share Units, even if Restricted Share Units have been awarded repeatedly in the past;

(c)   all decisions with respect to future Restricted Share Unit awards, if any, will be at the sole discretion of the Company;

(d)   you are voluntarily participating in the Plan;

(e)   your participation in the Plan shall not create any right to continue to serve the Company in the capacity in effect at the Date of Grant and will not affect the right of the Company to terminate your service as a Director pursuant to the Memorandum and Articles of Association of the Company and any applicable provisions of the laws of the Republic of Ireland;

(f)    because you are not an employee of the Company, the Award will not be interpreted to form an employment or service contract or relationship with the Company or any Affiliate;

(g)   the future value of the underlying Shares is unknown and cannot be predicted with certainty; and

(h)   no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of your Continuous Service and in consideration of the Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, waive your ability, if any, to bring any such claim, and release the Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims.

9.     No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares.  You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

10.   Data Privacy.  You hereby explicitly and unambiguously consent to the collection, use, processing and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Award materials by and among the Company and its Affiliates (whether inside or outside the European Economic Area) for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and its Affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Restricted Share Units or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to a brokerage firm or share plan service provider designated by the Company which is assisting the Company with the implementation, administration and management of the Plan.  You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting the Company’s Corporate Secretary.  You authorize the Company, any Company-designated brokerage firm or share plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain, process and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Corporate Secretary.  You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan.  For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the Company’s Corporate Secretary.

11.   Electronic Delivery and Participation.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request that you consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or any third party designated by the Company.

12.   Notices.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.   Any such notices from the Company to you may also be delivered to you at the last email address you provided to the Company.

13.   Choice of Law and Venue.  The Award is governed by, and subject to, the laws of the State of California, without regard to such state’s conflict of laws rules, as provided in the Plan.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.

14.   Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Award and the Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws with regard to the acquisition, issuance or sale of the Shares or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

15.   Amendments.  The Committee at any time, and from time to time, may amend the terms of the Award; provided, however, that the rights under any Award shall not be materially impaired by any such amendment unless (a) the Company requests your consent and (b) you consent in writing.

16.   Language.  If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.   Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18.   Acknowledgements.  By indicating  acceptance of the Award through the Company’s online acceptance procedure, you acknowledge that: (a) you have received, and understand and agree to the terms of, this Agreement and the Plan (including any exhibits to each document), (b) you accept the Award on the terms and conditions set forth in this Agreement and the Plan (including any exhibits to each document), and (c) this Agreement and the Plan (including any exhibits to each document) set forth the entire understanding between you and the Company regarding the rights to acquire the Shares subject to this Award and supersede all prior oral and written agreements with respect thereto.